February 11, 2026

State Street Bank and Trust Company

1100 Main Street, Suite 400

Kansas City, MO 64105

Attention: Brock Hill

Re: PIMCO ETF Custody Agreement dated May 22, 2009

Ladies and Gentlemen:

Reference is made to the above Custody and Investment Accounting Agreement between us dated as of May 22, 2009 (as amended, modified or supplemented from time to time, the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:

PIMCO ETF TRUST

PIMCO Inflation PLUS Active Exchange-Traded Fund

In accordance with Section XIV(B) of the Agreement, the undersigned Trust hereby requests that State Street Bank and Trust Company (“State Street”) act as custodian and investment accounting and recordkeeping agent for it and that it becomes a Fund under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in the Agreement. A current Schedule A to the Agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PIMCO ETF TRUST

By:

Name: Joshua Ratner

Title: President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Christy Strawbridge

Title:	Senior Vice President, Senior Managing Director

Effective Date: [ ], 2026

APPENDIX A

to Custody and Investment Accounting Agreement

Dated May 22, 2009

(Updated as of February 11, 2026)

List of Funds/Portfolios of PIMCO ETF Trust

Fund Name	PIMCO ID	MCH
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	4780	P1LB
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	4792	P1FG
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	4794	P1FH
PIMCO 25+Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	4735	P1FM
PIMCO Active Bond Exchange-Traded Fund	4700	P1LG
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	4795	P1FE
PIMCO Enhanced Low Duration Active Exchange-Traded Fund	4756	P1LR
PIMCO Commodity Strategy Active Exchange-Traded Fund	4741	P1PI
PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund	4757	P1LZ
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	4750	P1FN
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	4754	P1FQ
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	4760	P1FV
PIMCO Mortgage-Backed Securities Active Exchange-Traded Fund	4742	P1PN
PIMCO Municipal Income Opportunities Active Exchange-Traded Fund	4764	P1PF
PIMCO Multisector Bond Active Exchange-Traded Fund	4765	P1PJ
PIMCO Preferred and Capital Securities Active Exchange-Traded Fund	4740	P1PH
PIMCO Senior Loan Active Exchange-Traded Fund	4738	P1PG
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	4753	P1FO
PIMCO Ultra Short Government Active Exchange Traded Fund	4766	P1PM
PIMCO US Stocks PLUS Active Bond Exchange-Traded Fund	4775	P1PL
PIMCO Inflation PLUS Active Exchange-Traded Fund	4776	P1PO

List of Funds/Portfolios of PIMCO Equity Series

Fund Name	PIMCO ID	MCH
PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF	28820	P3FA
PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF	28821	P3FB
PIMCO RAFI Dynamic Multi-Factor International Equity ETF	28822	P3FD
PIMCO RAFI ESG U.S. ETF	28819	P3FE